EXHIBIT 11


INDEPENDENT AUDITORS' CONSENT

Monument Series Fund, Inc.:

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-26223 of our report dated December 19, 1997 appearing in the Statement of Additional Information, which is part of such Registration Statement.


DELOITTE & TOUCHE LLP
Princeton, New Jersey
December 19, 1997